Exhibit (e)(17)

              FORM OF AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

AMENDMENT made as of [_________], 2017, to the Distribution Services Agreement (the "Agreement") made as of July 22, 1992, as amended April 30, 1993, July 19, 1996, March 1, 2005, June 14, 2006, August 4, 2011, December 8, 2011, December
15, 2011, August 9, 2013, March 1, 2014, October 22, 2014, December 3, 2014,
December 18, 2014, March 4, 2015, April 15, 2015, July 29, 2015, September 9,
2015 and December 3, 2015 between AB CAP FUND, INC. (formerly AllianceBernstein Cap Fund, Inc. and Alliance Quasar Fund, Inc.), a Maryland corporation (the "Fund"), and ALLIANCEBERNSTEIN INVESTMENTS, INC. (formerly AllianceBernstein Investment Research and Management, Inc. and Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.


                                   WITNESSETH

      WHEREAS, the Fund and the Underwriter are parties to the Agreement;

      WHEREAS, the Fund and the Underwriter wish to amend the Agreement in the manner set forth herein;

      NOW, THEREFORE, the parties agree to amend the Agreement as follows:

      1. Section 1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

      SECTION 1. Appointment of Underwriter.
                 --------------------------

      The Fund hereby appoints the Underwriter as the principal underwriter and distributor of the Fund to sell to the public shares of its Class A Common Stock (the "Class A shares"), Class B Common Stock (the "Class B shares"), Class C Common Stock (the "Class C shares"), Advisor Class Common Stock (the "Advisor Class shares") , Class R Common Stock (the "Class R shares"), Class K Common Stock (the "Class K shares"), Class I Common Stock (the "Class I shares"), Class 1 Common Stock (the "Class 1 shares"), Class 2 common Stock (the "Class 2 shares"), Class T Common Stock (the "Class T Shares"), and Class Z Common Stock (the "Class Z shares") and shares of such other class or classes as the Fund and the Underwriter shall from time to time mutually agree in writing shall become subject to this Agreement (the "New shares"), (the Class A shares, Class B shares, Class C shares, Advisor Class shares, Class R shares, Class K shares, Class I shares, Class 1 shares, Class 2 shares, Class T shares, and Class Z shares and the New shares shall be collectively referred to herein as the "shares") and hereby agrees during the term of this Agreement to sell shares to the Underwriter upon the terms and conditions set forth herein.

      2. Section 5(b) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

      (b) Except as may be required by FINRA rules and interpretations, the Fund will pay to the Underwriter each month a distribution services fee with respect to each portfolio of the Fund specified by the Fund's Directors (a "Portfolio") that will not exceed, on an annualized basis:

            (i) For the AB Small Cap Growth Portfolio, the AB Market Neutral Strategy--U.S., the AB Emerging Markets Multi-Asset Portfolio, the AB Select US Equity Portfolio, the AB All Market Growth Portfolio, the AB Select US Long/Short Portfolio and the AB Concentrated Growth Fund, 0.30% of the aggregate average daily net assets of the Portfolio attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class B shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class C shares, 0.50% of the aggregate average daily net assets of the Portfolio attributable to the Class R shares, 0.25% of the aggregate average daily net assets of the Portfolio attributable to the Class K shares, 0.25% of the aggregate average daily net assets of the Portfolio attributable to the Class T shares and .25% of the aggregate average daily net assets of the Portfolio attributable to the Class 1 shares;

            (ii) For the AB Emerging Markets Growth Portfolio, the AB Multi-Manager Alternative Strategies Fund, the AB Long/Short Multi-Manager Fund, the AB Multi-Manager Select Retirement Allocation Fund, the AB Multi-Manager Select 2010 Fund, the AB Multi-Manager Select 2015 Fund, the AB Multi-Manager Select 2020 Fund, the AB Multi-Manager Select 2025 Fund, the AB Multi-Manager Select 2030 Fund, the AB Multi-Manager Select 2035 Fund, the AB Multi-Manager Select 2040 Fund, the AB Multi-Manager Select 2045 Fund, the AB Multi-Manager Select 2050 Fund, the AB Multi-Manager Select 2055 Fund, the AB Global Core Equity Portfolio, the AB Small Cap Value Portfolio, the AB All Market Income Portfolio, the AB All Market Alternative Return Portfolio, the AB Concentrated International Growth Portfolio, the AB International Strategic Core Portfolio, the AB Emerging Markets Core Portfolio and the AB Asia ex-Japan Equity Portfolio, 0.25% of the aggregate daily net assets of the Portfolio attributable to the Class A shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class B shares, 1.00% of the aggregate average daily net assets of the Portfolio attributable to the Class C shares, 0.50% of the aggregate average daily net assets of the Portfolio attributable to the Class R shares, 0.25% of the aggregate average daily net assets of the Portfolio attributable to the Class K shares, 0.25% of the aggregate average daily net assets of the Portfolio attributable to the Class T shares and .25% of the aggregate average daily net assets of the Portfolio attributable to the Class 1 shares.

      With respect to each Portfolio, the distribution services fee will be used in its entirety by the Underwriter to make payments (i) to compensate broker-dealers or other persons for providing distribution assistance, (ii) to otherwise promote the sale of shares of each Portfolio, including payment for the preparation, printing and distribution of prospectuses and sales literature or other promotional activities, and (iii) to compensate broker-dealers, depository institutions and other financial intermediaries for providing administrative, accounting and other services with respect to each Portfolio's shareholders. A portion of the distribution services fee that will not exceed, on an annualized basis, 0.25% of the aggregate daily net assets of the Portfolio attributable to each of the Class A shares, Class B shares, Class C shares, Class R shares, Class K shares, Class T shares and Class 1 shares will constitute a service fee that will be used by the Underwriter for personal service and/or maintenance of shareholder accounts within the meaning of FINRA rules and interpretations.

      3. Section 5(f) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

      (f) The Fund is not obligated to pay any distribution expenses in excess of the distribution services fee described above in Section 5(b) hereof. Any expenses of distribution of a Portfolio's Class A shares accrued by the Underwriter in one fiscal year of the Portfolio may not be paid from distribution services fees received from the Portfolio in respect of Class A shares in another fiscal year. Any expenses of distribution of a Portfolio's Class B shares, Class C shares, Class R shares, Class K shares or Class 1 shares accrued by the Underwriter in one fiscal year of the Portfolio may be carried forward and paid from distribution services fees received from the Portfolio in respect of such class of shares in another fiscal year. No portion of the distribution services fees received from a Portfolio in respect of Class A shares may be used to pay any interest expense, carrying charges or other financing costs or allocation of overhead of the Underwriter. The distribution services fees received from a Portfolio in respect of Class B shares, Class C shares, Class R shares, Class K shares, Class 1 shares and Class T shares may be used to pay interest expenses, carrying charges and other financing costs or allocation of overhead of the Underwriter to the extent permitted by Securities and Exchange Commission rules, regulations or Securities and Exchange Commission staff no-action or interpretative positions in effect from time to time. In the event this Agreement is terminated by either party or is not continued with respect to a class of shares as provided in Section 12 below: (i) no distribution services fees (other than current amounts accrued but not yet paid) will be owed by the Fund to the Underwriter with respect to that class, and (ii) the Fund will not be obligated to pay the Underwriter for any amounts expended hereunder not previously reimbursed by a Portfolio from distribution services fees in respect of shares of such class or recovered through deferred sales charges. The distribution services fee of a particular class may not be used to subsidize the sale of shares of any other class.

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      IN WITNESS WHEREOF, the parties have executed this Amendment to the
Agreement as of the date first set forth above.

                                          AB CAP FUND, INC.

                                          ___________________________________
                                          By: Eric C. Freed
                                          Title: Assistant Secretary

                                          ALLIANCEBERNSTEIN INVESTMENTS, INC.

                                          ________________________________
                                          By: Stephen J. Laffey
                                          Title: Assistant Vice President

Accepted as of the date written above
ALLIANCEBERNSTEIN L.P.

By:_____________________________
Name: Emilie D. Wrapp
Title: Assistant Secretary